GOOD GAMING CEO DAVID DORWART ISSUES LETTER TO SHAREHOLDERS

Kennett Square, PA / October 16, 2017 / Good Gaming, Inc. (OTC PINK: GMER) (the “Company”) CEO David Dorwart is pleased to give an update through the issuance of a letter to shareholders.

The Letter to Shareholders reads as follows:

Hello and good day. The intent of this letter is to communicate to you, our shareholders and employees, the progress we are making towards our eventual success. There is no better way to communicate with shareholders than to write it out and give explanations in detail. Once written, it allows our audience to go back and review the details from time to time. I have also found that spoken words are often too short, too quick, and potentially forgotten. Also, the discipline of writing this letter will help to bring clarity to our opportunities as well.

I plan to publish an update by the 10th of each month. In some cases, it will include a lot of detail. In the event I don’t have a lot to report on, I promise to be brief and to the point. I will not provide information about corporate strategies that would hurt our chances of success because news was released prematurely. Our 8Ks, 10Qs, 10Ks and press releases will continue as necessary, and will be an important part of our public disclosure to this process.

Of the many successful strategies we use at ViaOne Services (www.viaoneservices.com) the one discipline that I have used in all of our businesses is metric-based tracking. Each day, we measure and track our progress towards our goals. We successfully institute daily, monthly and annually the goals in all of our businesses. Our management teams are incented well to achieve these goals, and we take great pride in meeting and exceeding them.

A portion of our success is attributed to our abilities to study and look for favorable trends as well as ways to secure those trends. Of course, if the trend is not something we are proud of, then we change our behavior to expect a better result. What we don’t do, is sit idle or do nothing. We brainstorm, communicate, measure, monitor and track everything. We know the answer is within those disciplines and using this process has proven to be successful for us.

In the past, our management team’s strategy was to be a full-service company capable of providing best in class tournaments, the platform on which they are played, and the content that is all about the eSports world.

Trying to be “great” at everything in this business takes a tremendous amount of money, time and effort. Of those items, the only one we really had a surplus of was “effort”. Money and time, not so much! Normally, in an industry as large and ever-changing as the gaming ecosystem, a company needs to figure out first how to survive -- and then to thrive. Few have the time, money or manpower to be the best at everything. The gaming industry is moving far too fast for anyone to be a subject matter expert in eSports.

It’s our ambition and strategy to be an excellent Tournament Provider. That said, we are striving to be what the NFL (National Football League) is to football in America. The NFL provides the overall format, the competitive games, and in the end, provides the Super Bowl Championship. What they don’t do is own the stadiums, own the players or host the content. I use the NFL as an analogy here recognizing that there are other Tournament Providers out there. However, I like the idea that there are other Tournament Providers already in this business because it gives us the opportunity to analyze the strengths and weaknesses of what’s already available. Doing so will help us to create what we believe will be a better model in the industry. It is my belief that rising water lifts all boats, and these Tournament Providers are offering us the insight and ability to rise to the opportunity and create an excellent environment for gamers and a great company. Eventually then, we should have the ability to capture our fair share of what we are seeking in the eSport industry.

Being a Tournament Provider will allow us to focus on the promotion of teams, leagues and competition. That’s a great position for us to be in as we have done that for the better part of a year with success in managing various tournaments. The exciting part is that we don’t need to take it to the world in order to be successful. We believe we have found a niche and intend to develop our Tournament Provider capabilities locally, then regionally, and let it grow organically from there. Our research has identified and verified that there are millions of players who would love to come together and compete at a local level in order to avoid traveling long distances and the expenses involved.

We also like the idea of what we see in the eSports world relative to Lan Centers. This type of brick and mortar model appeals to us because it’s a very tangible business model. We do retail well at ViaOne Services with our Assist Wireless retail locations. With 27 Assist Wireless Stores, we are well practiced at opening stores and managing the day-to-day functions. We see the Lan Center business as an opportunity we would be great at, if we were to open and operate it. This is something we have already explored, researched, and modeled-out based on similar operating entities. We are very excited with the promise this particular niche offers to the gaming and eSport industry.

Our secondary strategy is to eventually become a Content Aggregator. Just like Content Aggregators such as Google News and Apple News, we intend to gather industry news, gaming content, current trends and the latest up-to-date gaming and eSport information, and host it on our website. We will strive to become the “go-to” place where gamers can learn what is currently happening in eSports and the gaming community. By being a great Content Aggregator we expect to drive traffic to our site and with that, Good Gaming will become relevant in the market place.

We have also determined, after a careful review and thoughtful analysis, it is in the company’s best interest to abandon trying to be the Tournament Platform for the time being. Our research has found, there are too many great platforms that allow complete integration via APIs to run our tournaments. These companies have spent, and continue to spend, millions of dollars establishing their platform. It’s what they do very well and their business model relies on companies such as Good Gaming to run and host tournaments. So, we will do our thing and they will do their thing and all is good with that model. We plan on moving in a different direction in order to drive traffic and attract various revenue streams to our site.

We still maintain, own the code, and have a platform that really is quite good to handle tournaments. But, our platform will need some additional “love” in order to be highly competitive and industry ready. In fact, it’s this platform that we have used to run our successful Hearthstone Tournaments. Although it is quite functional, the challenge is that it costs too much money to continually improve and keep up-to-date. At this point, it’s an asset we have and we will probably try to monetize at some point in the future.

Let’s discuss our Minecraft Server strategies

As most already know, we have established ourselves in this space. Minecraft is probably one of the most popular online games over the Internet. Microtransactions are a normal part of this game and we have proven our server is a very popular place to play Minecraft. After a few months of focusing on this, we have experienced reasonable success in this space and continue to grow our Microtransaction revenues each month. We have been investing money on developers and adding a new “Minecraft only” landing page to help our bounce rate for those consumers wanting to find our server. Our intent is to scale this business model into something that immediately offsets a portion of our cash spend for strategies that will require a longer burn-in rate.

As I just mentioned, we currently reduced our “burn rate” by running the Minecraft server. It’s our intent to offset as much as 25% of our monthly burn rate by profitably operating our Minecraft server. Our Minecraft team is focused on their goals, one of which is, to offset well above our current 25% burn rate level.

We have two distinct strategies on growing the Minecraft business. The first is what we are doing now, which is enhancing the experience for our players. We should expect our Microtransactions to continue to increase as we grow our online concurrent players. We are currently above our monthly goal of a 10% increase over the previous month for the number of concurrent players at any one time.

Our second strategy is to acquire Minecraft servers that already have relevance in the Minecraft community. We like this idea simply because we can acquire talented programmers and immediately increase our Minecraft servers using our home-grown Minecraft strategies. Again, this is something that is within our wheelhouse as we are doing it now. We just want to do more of it.

We consider both the organic growth and the acquisition growth of our Minecraft strategies as focused approaches for a reliable revenue source.

In summary, our dedication to this business and Good Gaming is very strong. Over the last 18 months or so, ViaOne Services has exclusively supplied all of the funding and management support to the company in order to grow and execute its business plan. The strong management team at ViaOne Services successfully manages all the important disciplines of Good Gaming’s business. We are committed to the eSports business and feel extremely optimistic that we can find a space for this business in the ever-growing eSports world.

We are also thankful that we are still here and funded to satisfaction in order to execute our preliminary goals. We also feel grateful to have the opportunity to make our mark in the eSports business. It’s new, energetic and chaotic, while bringing a whole new level of entrepreneurism. Ideas flow in this business daily and everyone, I mean everyone in this eSports business, is trying to figure out where they want to play and what they can be great at. More than half of those I talk to are not making money, and are either looking to be funded, or looking for a strategy they can live with and be good at. Everyone agrees that online gaming and the eSport industry is growing fast and not stopping any time in the foreseeable future. It’s infectious and just being in the business is challenging and fun for those who have the stomach for it.

For me, this is my first run at operating a Public Company. It’s different, yet very similar to what I have done before in my other private companies, of which, we run each day, every day. I will tell you, while I don’t like being listed on the pink sheets, at the end of the day, it’s all about the business model, customers, revenues and profits. If you don’t have a combination of those, then the pink sheets is probably where you belong. Get at least three of those things on a reliable and predictable basis and viola, you become a profitable company and will eventually move off the pink sheets and to a larger exchange.

Public or private, the need to build a solid business is no different. That’s our specialty and our expectation with Good Gaming.